UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated in Item 8.01 of this Form 8-K is incorporated by reference in this Item 1.02.

Item 2.04  Triggering Events that Accelerate or Increase a Direct Financial Obligation  or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Item 8.01 of this Form 8-K is incorporated by reference in this Item 2.04.

Item 8.01  Other Events

On June 17, 2011, Virgin Media Finance PLC called for the redemption of all of its outstanding 9.125% Senior Notes due 2016 (the “9.125% Notes”), representing an aggregate principal amount of $550 million. The redemption price of the 9.125% Notes was 100% of the outstanding aggregate principal amount, a make whole premium plus accrued and unpaid interest thereon until the redemption date.  The 9.125% Notes were redeemed on July 26, 2011.

None of the 9.125% Notes will remain outstanding and the indenture governing the 9.125% Notes ceases to be of further effect as a result of the redemption.

Virgin Media Investment Holdings Limited also cancelled related swap arrangements. Virgin Media Finance PLC used existing cash balances along with gains received from cancelling the swap arrangements to finance the redemption.

A copy of the Notice of Redemption dated June 17, 2011 relating to redemption of 9.125% Notes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits:

99.1                           Notice of Redemption dated June 17, 2011 relating to redemption of $550,000,000 9.125% Senior Notes due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 1, 2011

VIRGIN MEDIA INC.

By:	/s/ Scott Dresser
Name:	Scott Dresser
Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Redemption dated June 17, 2011 relating to redemption of $550,000,000 9.125% Senior Notes due 2016.